UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

Penn National Gaming, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (610) 373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Investment in Barstool Sports

On January 28, 2020, Penn National Gaming, Inc. (“Penn National”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Barstool Sports, Inc. (“Barstool Sports”), TCG XII, LLC, TCG Digital Sports, LLC (together with TCG XII, LLC, “TCG”) and certain individual stockholders affiliated with Barstool Sports (the “Individual Stockholders” and, together with TCG, the “Sellers”), pursuant to which Penn National will purchase approximately 35%, plus an additional 1% on a delayed basis, of the common stock, par value $0.0001 per share, of Barstool Sports (“Barstool Sports Common Stock”), on a fully diluted basis, for a purchase price of approximately $163 million (the “Initial Purchase”), implying a valuation of Barstool Sports on a whole-company basis of $450 million. The purchase price will be comprised of approximately $135 million in cash and $28 million in shares of a new series of non-voting convertible preferred stock of Penn National (the “Penn Preferred Stock”), which will be issued to the Individual Stockholders. 1/1,000th of a share of the Penn Preferred Stock will be convertible into one share of common stock, par value $0.01 per share, of Penn National (“Penn Common Stock”), and the Penn Preferred Stock will be entitled to participate equally and ratably in all dividends and distributions paid to holders of Penn Common Stock based on the number of shares of Penn Common Stock into which such Penn Preferred Stock could convert.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties from Penn National, Barstool Sports and the Sellers, and each party has agreed to customary covenants, including, among others, covenants relating to (1) solely in the case of Barstool Sports, the conduct of its business prior to the closing, (2) the use of reasonable best efforts to consummate the Initial Purchase, (3) solely in the case of the Individual Stockholders, a lock-up period related to the Penn Preferred Stock they will receive in connection with the Initial Purchase, (4) certain amendments or modifications to Barstool Sports’ existing credit agreement and, if Barstool Sports is unable to obtain such amendments or modifications, a line of credit of up to $10 million from Penn National and an affiliate of TCG and (5) the execution of amended employee agreements with certain Barstool Sports employees (including each of the Individual Stockholders). The Purchase Agreement also prohibits Barstool Sports and the Sellers from soliciting competing acquisition proposals.

Penn National has obtained representations and warranties insurance on customary terms and subject to policy limits providing coverage in the event that certain losses arise as a result of inaccuracies of Barstool Sports’ representations and warranties contained in the Purchase Agreement. The premium and deductible under the insurance policy are shared equally by Penn National and Barstool Sports.

Conditions

Completion of the Initial Purchase is subject to certain conditions, including, among others, (1) the absence of any governmental order or law prohibiting the consummation of the Initial Purchase, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the accuracy of the parties’ representations and warranties, subject to customary materiality standards and (4) compliance of the parties in all material respects with their applicable obligations under the Purchase Agreement and (5) the execution by the parties of several agreements that will govern their ongoing relationship following the closing, including the Stockholders’ Agreement and Commercial Agreement described below.

In addition, Penn National’s obligation to complete the Initial Purchase is conditioned on (1) the valid termination of Barstool Sports’ current governance agreements, (2) the conversion of Barstool Sports preferred stock held by the Sellers into Barstool Sports Common Stock, (3) the filing by Barstool Sports of its amended and restated certificate of incorporation and the adoption by Barstool Sports of its amended and restated bylaws and (4) the delivery of a customary secretary’s certificate.

Termination Rights

The Purchase Agreement contains certain termination rights for Penn National, Barstool Sports and the Sellers, including, among others, if (1) the Initial Purchase is not consummated by May 27, 2020 (which date may be extended under certain circumstances by Penn National or the Sellers until July 27, 2020) or (2) there is an injunction prohibiting the consummation of the Initial Purchase.

Equity Awards

Following the closing of the Initial Purchase, Penn National intends to provide equity awards to certain employees of Barstool Sports in an aggregate amount of $10 million through January 2023. The cost of such equity awards will mostly be borne by current Barstool Sports shareholders in the put or call option exercises described below or otherwise upon certain exits of current Barstool Sports shareholders.

Ancillary Agreements

In connection with the consummation of the Initial Purchase, Penn National, Barstool Sports and the current stockholders of Barstool Sports, including TCG and the Individual Stockholders (collectively, the “Non-Penn Stockholders” and together with Penn National, the “Stockholders”), will enter into a stockholders’ agreement (the “Stockholders’ Agreement”), which will provide for the governance arrangements among the Stockholders with respect to Barstool Sports and mechanisms governing further acquisitions by Penn National of Barstool Sports Common Stock from the Stockholders, including an incremental purchase obligation, put and call option rights and other transfer rights, as described below. The Stockholders’ Agreement amends and supersedes the prior stockholder agreements of Barstool Sports that are currently in effect.

Incremental Purchase. On the third anniversary of the closing of the Initial Purchase, or earlier if Penn National so elects, Penn National will purchase (the “Incremental Purchase”) from the Non-Penn Stockholders an amount of Barstool Sports Common Stock necessary for Penn National to own approximately 50% of the fully diluted capital stock of Barstool Sports following such purchase, for a purchase price consisting in the aggregate of approximately $62 million (the “Incremental Purchase Price”), which reflects an implied whole-company valuation for Barstool Sports of $450 million. In such Incremental Purchase, Penn National will pay TCG in cash and will pay other Non-Penn Stockholders, at Penn National’s election, either in cash or a combination of 45% cash and 55% newly issued Penn Preferred Stock. The portion of the outstanding Barstool Sports shares subject to the Incremental Purchase shall in all events be acquired at the Incremental Purchase Price, regardless of the exercise of any calls or puts with respect to the remainder of the Barstool Sports shares as described below. Penn National is permitted to assign the Incremental Purchase to a strategic partner at its election, and in connection with any such assignment to also sell a portion of its existing Barstool Sports shares to such strategic partner.

Call Options. Any time after the closing of the Initial Purchase, Penn National generally has the option to call, in whole but not in part, the shares of Barstool Sports Common Stock held by Non-Penn Stockholders at fair market value as agreed by the parties or determined by an independent appraiser (other than the portion of the Barstool Sports shares subject to the Incremental Purchase, which will in all events be acquired at the Incremental Purchase Price). In any such call option, Penn National will pay TCG in cash and the other Non-Penn Stockholders, at Penn National’s election, generally either in cash or a combination of 45% cash and 55% newly issued Penn Preferred Stock. The fair market value calculation to be employed for the call options and the put options described below cannot exceed $650 million or be less than 2.25 times the annualized revenue of Barstool Sports subject to various adjustments agreed to by the parties.

Put Options. On or after the third anniversary of the closing of the Initial Purchase, the Non-Penn Stockholders generally can require Penn National to purchase all but not less than all shares of Barstool Sports Common Stock held by them for fair market value in cash (in the case of TCG) or generally for, at Penn’s election, cash or a combination of 45% cash and 55% newly issued Penn Preferred Stock (in the case of stockholders other than TCG).

Transfer Conditions. The obligations of each party to consummate a transfer of Barstool Sports Common Stock under the Stockholders’ Agreement is subject to certain conditions, including, among others, (1) the absence of any governmental order or law prohibiting the consummation of such transfer, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the receipt of all required gaming approvals and, in the case of Penn National’s obligation to consummate such transfer, (4) the accuracy of the representations and warranties made by Barstool Sports and the applicable Stockholders in the Stockholders’ Agreement and related transfer documentation with respect to such transfer.

Right of First Refusal. Penn National generally has a right of first refusal over transfers of Barstool Sports Common Stock by other Stockholders to third-parties.

Commercial Agreement. Also in connection with the consummation of the Initial Purchase, Penn National and Barstool Sports will enter into a commercial agreement (the “Commercial Agreement”) pursuant to which Barstool Sports will, among other things, exclusively advertise and promote Penn National products and services in certain categories (including, among others, retail and online casinos, retail and online sportsbooks, advance-deposit wagering and horseracing, online social casinos, free-to-play sports betting games and daily fantasy sports) and will grant Penn National a license of Barstool Sports’ brands in connection with certain of Penn National’s products and services (including, among others, a sports betting website and mobile application and retail sportsbooks located at Penn National casinos and other Penn National affiliated or operated sites). Barstool Sports will also provide Penn National with advertising inventory and marketing data. Pursuant to the Commercial Agreement, Barstool Sports will ensure compliance with specified gaming content guidelines and applicable laws. The Commercial Agreement has an initial term of 10 years and, unless earlier terminated and subject to certain exceptions, will automatically renew for three additional 10-year terms.

The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified by reference to the full text of the Purchase Agreement, which is included as Exhibits 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Penn National, Barstool Sports, the Sellers or their respective subsidiaries and affiliates or to modify or supplement any factual disclosures about Penn National in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors or to Penn National’s SEC filings. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Penn National, Barstool Sports, the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Penn National, Barstool Sports, the Sellers or their subsidiaries or affiliates.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Penn Preferred Stock upon closing of the Initial Purchase, Incremental Purchase and potential put/call transactions with respect to Barstool Sports is incorporated into this Item 3.02 by reference. The issuance of such shares is expected to be exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, because such issuance will not involve a public offering.

Item 8.01 Other Events

On January 29, 2020, in connection with Penn National’s investment in Barstool Sports, Penn National and Barstool Sports issued a joint press release and Penn National posted an investor presentation on its website, copies of which are attached as Exhibits 99.1 and 99.2, respectively, and incorporated by reference in this Current Report on Form 8-K.

Forward-Looking Statements

All statements included in this Current Report on Form 8-K, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding Penn National’s investment in Barstool Sports and the related transactions, Penn National’s online strategy, the potential benefits of the investment in Barstool Sports, including the benefits for Penn National’s online and retail sports betting and iCasino products, the expected financial returns from the transaction with Barstool Sports, including reductions in customer acquisition and promotional costs, the projected closing date of the investment in Barstool Sports and Penn National’s ability to repay debt in 2020, are subject to risks, uncertainties and changes in circumstances that could significantly affect Penn National’s future financial results and business. Accordingly, Penn National cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) Penn National may not be able to achieve the expected financial returns due to fees, costs and taxes in connection with Penn National’s roll out of its own online and retail sports books and iCasino products; (b) states may not pass legislation approving online and retail sports books and iCasino products; (c) the closing of the transaction with Barstool Sports may be delayed or may not occur at all, for reasons beyond Penn National’s control; (d) the ability to satisfy the closing conditions to the transaction in a timely basis or at all; (e) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (f) potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or completion of the transaction; (g) the outcome of any legal proceedings that may be instituted against Penn National, Barstool Sports or their respective directors, officers or employees; (h) the ability of Penn National or Barstool Sports to retain and hire key personnel; (i) the impact of new or changes in current laws, regulations, rules or other industry standards; (j) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Penn National and Barstool Sports to terminate any of the transaction agreements between the companies, and (j) other risks, including those as may be detailed from time to time in Penn National’s filings with the SEC. For more information on the potential factors that could affect Penn National’s financial results and business, review Penn National’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Penn National does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K may not occur.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among Penn National Gaming, Inc., Barstool Sports, Inc., TCG XII, LLC, TCG Digital Spots, LLC and the Individuals Set Forth on Schedule A, dated as of January 28, 2020.*
99.1	Press Release, dated January 29, 2020, issued by Penn National Gaming, Inc. and Barstool Sports, Inc.
99.2	Investor Presentation, dated January 29, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Penn agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penn NATIONAL gaming, inc.
Date: January 29, 2020	By:	/s/ Carl Sottosanti
Name: Carl Sottosanti
Title: Executive Vice President, General Counsel and Secretary